INFORMATION STATEMENT PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


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[ ]  Preliminary Information Statement
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     14c-5(d)(2)
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                              TECH LABORATORIES, INC.
                ________________________________________________
                (Name of Registrant as Specified in its Charter)


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


                             TECH LABORATORIES, INC.
                                 Harbour Centre
                              18851 NE 29th Avenue
                                    Suite 306
                             Aventura, Florida 32180
                                  973.726.5240

                              INFORMATION STATEMENT
                                      Dated
                                November 1, 2006


                                     GENERAL

         This Information Statement is being circulated to the shareholders of Tech Laboratories, Inc., a New Jersey corporation (the "Company"), in connection with the taking of corporate action without a meeting upon the written consent (the "Written Consent") of the holders of a majority of the outstanding shares of the Company's $0.01 par value common stock (the "Common Stock"). The names of the shareholders who will be signing the Written Consent and their respective equity ownership of the Company are as follows: (i) Donna Silverman holding of record 48,516,404 shares of Common Stock (16.01%); (ii) Knightsbridge Holdings LLC holding of record 12,060,737 shares of Common Stock (3.98%); (iii) W. Sylvester Corp. holding of record 12,000,000 shares of Common Stock (3.96%);
(iv) Jeff Sternberg holding of record 12,000,000 shares of Common Stock (3.96%);
(v) Craig Press  holding of record  12,000,000  shares of Common Stock  (3.96%);
(vi) Lil' Cobble  holding of record  12,000,000  shares of Common Stock (3.96%);
(vii) Ashley Jourdan Trust holding of record 12,000,000 shares of Common Stock (3.96%); (viii) Stephen Dwyer holding of record 12,000,000 shares of Common Stock (3.96%); (ix) Alexa Caroline Trust holding of record 12,000,000 shares of Common Stock (3.96%); and (x) Alexy Resources LLC holding of record 12,000,000 shares of Common Stock (3.96%).

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         As more completely described below, the matters upon which action is proposed to be taken are: (i) to approve and to authorize our Board of Directors to effect a reverse stock split of one-for-thirty (the "Reverse Stock Split") of our outstanding Common Stock, depending upon a determination by our Board of Directors that a Reverse Stock Split is in the best interests of the Company and its Shareholders with such post-split shares of Common Stock being referred to herein as the "New Common Stock"; and (ii) to approve the adoption an amendment to our Articles of Incorporation to authorize a class of "blank check" preferred stock consisting of 20,000,000 authorized shares (the "Amendment").

         The date, time and place at which action is to be taken by written consent on the matters to be acted upon, and at which consents are to be submitted, is December 11, 2006 at 10:00 Eastern time at 18851 NE 29th Avenue, Suite 306, Aventura, Florida 32180.

         This Information Statement is being first sent or given to security holders on approximately November 16, 2006.

                       VOTING SECURITIES AND VOTE REQUIRED

         On October 31, 2006, our Board of Directors authorized and approved, subject to shareholder approval, the corporate action, which our Board of Directors deemed to be in the best interests of the Company and its shareholders. Our Board of Directors further authorized the preparation and circulation of this Information Statement and a shareholders' consent to the holders of a majority of the outstanding shares of the Company's Common Stock.

         There are currently 303,000,000 shares of our Common Stock outstanding, and each share of Common Stock is entitled to one vote. The Written Consent of ten (10) or less shareholders of the Company holding at least 151,500,001 shares of the Common Stock issued and outstanding is necessary to approve the matters being considered. The record date for determining shareholders entitled to vote or give Written Consent is October 31, 2006 (the "Record Date"). Except for the Common Stock, there is no other class of voting securities outstanding at this date.

         The matters upon which action is proposed to be taken are: (i) to approve and authorize our Board of Directors to effect the Reverse Stock Split; and (ii) to approve the adoption of the Amendment to our Articles of Incorporation to authorize class of "blank check" preferred stock consisting of 20,000,000 authorized shares.

         The cost of this Information Statement, consisting of printing, handling and mailing of the Information Statement and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding the Information Statement to the beneficial owners of the shares of Common Stock, will be paid by the Company.


                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS


CURRENT OFFICERS AND DIRECTORS

         As of the date of this Information Statement, the directors and executive officers of the Company are as follows:

NAME                  AGE       POSITION WITH THE COMPANY

Donna Silverman        46       President, Chief Executive Officer, Chief
                                Financial Officer and Director

Peter Nasca            57       Director

Craig Press            45       Director

         Each director is elected for a period of one year and until his successor is duly elected by shareholders and qualified.

         DONNA SILVERMAN. Ms. Silverman has served as our President, Chief Executive Officer and Chief Financial Officer since December 19, 2005 and as a Director since October 21, 2005. Ms. Silverman also serves as president, chief executive officer and chief financial officer of Americana Distribution, Inc., (OTC: BB :ADBN:OB) and as a director for Global IT Holdings, Inc. (OTC PK:
GBTH.PK). Ms. Silverman founded Stedman Walker, Inc. in 1996, a New York based firm which specializes in raising capital for businesses through debt and equity financing. Ms. Silverman is also a business consultant on a non exclusive basis for Knightsbridge Capital. Ms. Silverman is experienced in the area of financing for small to medium sized businesses. Ms. Silverman's distinguished twenty year career began with the Wall Street investment firm of Jay W. & Kaufmann & Co. At Paulson Investment Company, a leading underwriter in the OTC market, Ms. Silverman spearheaded the launch of the firm's first East Coast office. During her career she has owned and operated brokerage offices in New York, New Jersey, Florida and Georgia, creating and managing a sales force of more than 150 registered representatives.

         PETER NASCA. Mr. Nasca has served as one of our directors since October 21, 2005. Mr. Nasca is also currently serving as a director of Americana Distribution, Inc. (OTC BB: ADBN.OB). Mr. Nasca is also a senior-level public relations professional with extensive experience in the field. He is an accredited member of the Public Relations Society of America and a past president of the organization's Miami chapter. He has also held the positions of president-elect, secretary and treasurer, and has twice served as judge in the prestigious national Public Relations Society of America's Silver Anvil Award ceremonies. Prior to starting his own agency, Mr. Nasca was vice president and partner of a medium-sized Miami based agency. He has also served as president of one of the Southeast's largest public relations firms. He began his career in journalism in New York radio as a reporter and also spent four years at an NBC-TV affiliate as a general assignment reporter and anchor where he won several awards for journalistic excellence. He is a member of the National Investor Relations Institute (NIRI). A graduate of the University of Bridgeport, Mr. Nasca is listed in Who's Who in the South and Southwest and Who's Who Among Outstanding Business Executives. He has lectured on the field of Public relations at the University of Florida, University of Miami and Florida International University. He is a former member of the Board of Directors of Miami Subs Corporation (NASDAQ: SUBS) which was subsequently sold to Nathan's Famous, Inc. (NASDAQ: NATH). His column, "Mid-Life Conscious" appears monthly in "Life on Stage Magazine" published by Ft. Lauderdale's Atlantic Bank Center.

         CRAIG PRESS. Mr. Press has served as one of our directors since October 31, 2006. From 1996 to the present, Mr. Press has been the vice president and head of operations for Georal International, Corp. and AJR International, Ltd., both located in Whitestone, New York. His responsibilities include the oversight and management of day to day operations of both company's employees, its sales, marketing, public relations and construction, of all of the company's products and services. Additionally, he is responsible for the day to day operations of the company's California facility and its personnel as well. Mr. Press also maintains control of the company's contacts with federal, state and municipal organizations as well as major real estate, banking and industrial corporations. Mr. Press is also a security consultant for anti-terrorism perimeter security, employee entrance and egress, fire, building and safety codes and negotiates all labor contracts with the New York City unions with which his company interacts.


AUDIT FEES

         During fiscal years ended December 31, 2005 and 2004, we incurred approximately $14,000 and $15,000, respectively, in fees to our principal independent accountant for professional services rendered in connection with the audit of our financial statements for fiscal year ended December 31, 2005 and 2004 and for the review of our financial statements for the quarters ended March 31, 2005 and 2004, June 30, 2005 and 2004 and September 30, 2005 and 2004,
respectively.

TAX FEES

         During fiscal years ended December 31, 2005 and 2004, we incurred $-0-and $1,500, respectively, for preparation of our corporate income tax returns.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During fiscal years ended December 31, 2005 and 2004, we did not incur any fees for professional services rendered by our principal independent accountant for certain information technology services which may include, but is not limited to, operating or supervising or managing our information or local area network or designing or implementing a hardware of software system that aggregate source data underlying the financial statements.

ALL OTHER FEES

         During fiscal years ended December 31, 2005 and 2004, we did not incur any other fees for professional services rendered by our principal independent accountant for all other non-audit services which may include, but is not limited to, tax-related services, actuarial services or valuable services.

                    SECURITY OWNERSHIP OR CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


         The following table sets forth information as of the Record Date concerning: (i) each person who is known by us to own beneficially more than five percent (5%) of our outstanding Common Stock; (ii) each of our executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Common Stock not outstanding but issued beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.

                                                                          (1)
                                          AMOUNT AND NATURE OF     PERCENT
CLASS OF STOCK            NAME            BENEFICIAL OWNERSHIP     OF CLASS


Common Stock       Donna Silverman             48,516,404           16.01%

Common Stock       Peter Nasca                        -0-             -0-


Common Stock       Craig Press                 12,000,000

Common Stock       Officers/Directors          60,516,404           19.97%
                   as a group (3)

(1) Based upon 303,000,000 shares outstanding as of October 31, 2006.


                             EXECUTIVE COMPENSATION


         As of the date of this Information Statement, all executive officers and directors are reimbursed for any out-of-pocket expenses incurred by them on behalf of the Company. During fiscal year ended December 31, 2005, we had incurred a total of approximately $91,000 as officers and directors executive compensation. None of our executive officers or directors were paid individually an amount in excess of $100,000 during fiscal year ended December 31, 2005. None of our executive officers or directors are party to employment agreements with the Company. We presently have no pension, health, annuity, insurance, profit sharing, stock option or similar benefit plans. As of the date of this Information Statement, we do not have any employment agreements with our executive officers.



SUMMARY COMPENSATION TABLE
                                                                       LONG-TERM
                                   ANNUAL COMPENSATION            COMPENSATION AWARDS
                                __________________________     _________________________
                                                               RESTRICTED     SECURITIES
                                                                 STOCK        UNDERLYING      ALL
                                                                 AWARDS        OPTIONS       OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS        ($)            (#)
__________________________________________________________________________________________________

Donna Silverman                 2005     $   -0-     $ -0-        $-0-            -0-         -0-
President, CEO, CFO

Bernard M. Ciongoli (1)         2005     $91,355     $ -0-        $-0-            -0-         -0-
                                2004     $   -0-     $ -0-        $-0-            -0-         -0-
                                2003     $   -0-     $ -0-        $-0-            -0-         -0-
__________________________________________________________________________________________________


(1) Mr. Ciongoli, our former president, Chief Executive Officer, and Chief Financial Officer, resigned on July 11, 2005.


                            CERTAIN RELATIONSHIP AND
                              RELATED TRANSACTIONS


         As of the date of this Information Statement, we have not entered into any contractual arrangements with related parties. There are no other currently proposed transactions, or series of the same, to which we are a party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer, five percent (5%) shareholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.

         The officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations, in which they may have an interest, hold an office or serve on the board of directors. The directors of the Company may have other business interests to which they may devote a major or significant portion of their time. Certain conflicts of interest, therefore, may arise between the Company and its directors. Such conflicts are intended to be resolved through the exercise by the directors of judgment consistent with their fiduciary duties to the Company. The officers and directors of the Company intend to resolve such conflicts in the best interests of the Company. The officers and directors will devote their time to the affairs of the Company as necessary.

         None of the directors, executive officers nor any member of the immediate family of any director or executive officer has been indebted to us since its inception. We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


         Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during fiscal year ended December 31, 2005.


                 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
                            MATTERS TO BE ACTED UPON


         As of the date of this Information Statement, there are no persons identified by management of the Company who have an interest in the matters to be acted upon nor who are in opposition to the matters to be acted upon.

         As of the date of this Information Statement, there are no persons who have been a director or officer of the Company since the beginning of the last fiscal years, or are currently a director or officer of the Company, that oppose any action to be taken by the Company.


PROPOSAL 1

                   AMENDMENT TO OUR ARTICLES OF INCORPORATION
              TO AUTHORIZE A CLASS OF "BLANK CHECK" PREFERRED STOCK
                   CONSISTING OF 20,000,000 AUTHORIZED SHARES


         Our Articles of Incorporation currently provides that we are authorized to issue 5,000,000 shares of preferred stock, $0.001 par value. Our Board of Directors has determined that it is advisable to amend our Articles of Incorporation to authorize us to issue up to 20,000,000 shares of preferred stock, in one or more series with each series having such rights and preferences as our Board of Directors may determine when authorizing such shares (the "Amendment"). This type of class of securities is commonly referred to as "blank check" serial preferred stock. A copy of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit A to this Information Statement.

         If the Amendment is approved by the Shareholders, shares of our serial preferred stock will be available for issuance from time to time for such purposes and consideration as our Board of Directors may approve. No further vote of our Shareholders will be required in connection with the authorization of a series of preferred stock or the issuance of shares of such series, unless otherwise required by applicable law. As of the date of this Information Statement, we have no present plans to authorize any series of preferred stock or to issue any shares within a series of preferred stock.

         In the event that our Board of Directors does authorize, designate and issue shares of serial preferred stock, our Board of Directors may exercise its discretion in establishing the terms of such serial preferred stock. In the exercise of such discretion, our Board may determine the voting rights, if any, of the series of serial preferred stock being issued, which could include the right to vote separately or as a single class with our Common Stock and/or other series of serial preferred stock, to have more or less voting power per share than the possessed by our Common Stock or other series of serial preferred stock, and to vote on certain specified matters presented to our shareholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by our Board of Directors when creating the particular series of preferred stock before the holders of our Common Stock are entitled to receive anything. Serial preferred stock authorized by our Board of Directors could be redeemable or convertible into shares of any other class or series of our capital stock.

         Our Board of Directors believes the authorization of serial preferred stock is necessary to provide us with the flexibility to act in the future with respect to financing programs, acquisitions, stock splits, and other corporate purposes (although no such specific activities currently are contemplated) without the delay and expense associated with obtaining special shareholder approval each time an opportunity requiring the issuance of shares of preferred stock may arise. Such a delay might deny us the flexibility that our Board views as important in facilitating the effective use of the securities of our Company.

         The authorization of the serial preferred stock is not being proposed as a means of preventing or dissuading a change in control or takeover of our Company. However, use of shares of serial preferred stock for such a purpose is possible. Shares of our authorized serial preferred stock, as well as shares of our authorized but unissued Common Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our Company or could be issued to purchasers who would support our Board of Directors in opposing a takeover proposal. In addition, the existence of authority to issue serial preferred stock, as well as the issuance of a series of our preferred stock, if approved, may have the effect of discouraging a challenge for control or making it less likely that such a challenge, if attempted, would be successful.

CONSEQUENCES OF THE AMENDMENT TO CREATE BLANK CHECK SERIAL PREFERRED

         If this Proposal No. 1 is approved, all or any of the authorized shares of serial preferred stock may be issued without further Shareholder action (unless such approval is required by applicable law or marketplace rules) and without first offering those shares to our Shareholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all Shareholders would reduce the proportionate equity interest in our Company of each of our Shareholders. The creation of serial preferred stock pursuant to approval of the Amendment will have no dilutive effect upon the proportionate voting power of our present Shareholders. However, to the extent that shares of our serial preferred stock having voting rights are subsequently issued, such issuance could have a substantial dilutive effect on our current Shareholders.


PROPOSAL 2

                          PROPOSED REVERSE STOCK SPLIT


     Our Board of Directors has authorized, subject to Shareholder approval, a Reverse Stock Split of one-for-thirty of our outstanding Common Stock that may be effected by our Board of Directors depending on market conditions. The intent of the Reverse Stock Split is to increase the marketability and liquidity of our Common Stock.

         If the Reverse Stock Split is approved by the Shareholders by Written Consent, it will be effected only upon a determination by our Board of Directors that the Reverse Stock Split is in the best interests of the Company and the Shareholders. In the Board's judgment, the Reverse Stock Split would result in the greatest marketability and liquidity of our Common Stock, based upon prevailing market conditions, the likely effect on the market price of the Common Stock, and other relevant factors.

     If approved by the Shareholders, the Reverse Stock Split will become effective on any date (the "Effective Date") selected by our Board of Directors on or prior to December 31, 2006, upon filing the appropriate documentation with NASDAQ. If no Reverse Stock Split is effected by such date, our Board of Directors will take action to abandon the Reverse Stock Split without further Shareholder action.

PURPOSES AND EFFECTS OF THE REVERSE STOCK SPLIT

         Our Common Stock is listed for trading on the OTC Bulletin Board under the symbol TCHL. On the Record Date, the reported closing price of our Common Stock on the OTC Bulletin Board was $0.0013 per share. We intend to use our best efforts in the future to cause our shares of Common Stock to be approved for trading on the Nasdaq SmallCap Market (the "SmallCap Market"). We do not currently qualify for admission to the SmallCap Market because our per-share price of $0.0013 (as of the close of trading on October 31, 2006) is below the $3.00 level required for admission to the SmallCap Market. Further, our net tangible assets and shareholders' equity are below the minimum requirements of $4,000,000 and $2,000,000, respectively, for inclusion on the SmallCap Market. Management believes that, based on possible future generation of revenues and offerings of Common Stock, we may eventually meet the net tangible assets requirement imposed by the SmallCap Market and the shareholder equity requirement imposed by the SmallCap Market. Management intends to effect a Reverse Stock Split at a level of one-for-five which it believes is sufficient to enable us in the future to meet such requirements for admission into the SmallCap Market. The Board of Directors believes that a Reverse Stock Split will result in attaining both of our goals of achieving a per-share price in excess of $3.00 and increasing the marketability and liquidity of our Common Stock.

         Additionally, our Board of Directors believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

         On the Record Date the number of record holders of our Common Stock was approximately 46 and the number of beneficial holders of our Common Stock was estimated to be approximately 450. We do not anticipate that any Reverse Stock Split will result in a significant reduction in the number of such holders, and do not currently intend to effect any Reverse Stock Split that would result in a reduction in the number of holders large enough to jeopardize listing of our Common Stock on the SmallCap Market or the Company being subject to the periodic reporting requirements of the Securities and Exchange Commission.

         The Reverse Stock Split would have the following effects upon the number of shares of Common Stock outstanding (303,000,000 shares as of the Record Date) assuming that no additional shares of Common Stock are issued by us after the Record Date and that the Reverse Stock Split is effected and without taking into account any increase in the number of outstanding shares resulting from the exercise of outstanding warrants or options, if any. Our Common Stock will continue to be $0.005 par value common stock following any Reverse Stock Split, and the number of shares of Common Stock outstanding will be reduced. The following example is intended for illustrative purposes.

        Reverse Stock                               Common Stock
           Split                                    Outstanding

         1 for 30                                    10,100,000

     At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate fraction of a share of our Common Stock, $0.01 par value per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, we will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will in lieu receive one full share upon surrender of certificates formerly representing Old Common Stock held by such holder.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

         The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     1. The  reverse  split will  qualify  as a  recapitalization  described  in
Section 368(a)(1)(E) of the Code.

     2. No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

     3. No gain or loss will be recognized by a shareholder who exchanges all of his shares of Old Common Stock solely for shares of New Common Stock.

     4. The aggregate basis of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefore.

     5. The holding period of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of Old Common Stock surrendered in exchange therefor.

         THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

BOARD RECOMMENDATION

     The Board of Directors recommends a vote FOR the adoption of the Reverse Stock Split and each of the resolutions with respect thereto set forth in Exhibit B hereto.

                          PROPOSALS BY SECURITY HOLDERS


         The Board of Directors does not know of any matters that are to be presented to the shareholders for their approval and consent pursuant to the Written Consent of Shareholders other than those referred to in this Information Statement. If any shareholder of the Company entitled to vote by written authorization or consent has submitted to the Company a reasonable time before the Information Statement is to be transmitted to shareholders a proposal, other than elections to offices, such proposal must be received at the Company's offices, 18851 NE 29th Avenue, Suite 306, Aventura, Florida 32180, Attention:
President, not later than November 26, 2006.


                    DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
                               SHARING AN ADDRESS


         One Information Statement will be delivered to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of an annual report of Information Statement. In the event a shareholder desires to provide such notice to the Company, such notice may be given verbally by telephoning the Company's offices at 973.726.5240 or by mail to 18851 NE 29th Avenue, Suite 306, Aventura, Florida 32180, Attention: President.



                                            By Order of the Board of Directors


                                            Donna Silverman
                                            President/Chief Executive Officer